Exhibit 99.1

CONSENT OF DIRECTOR NOMINEE

Connexa Sports Technologies Inc. (the “Company”) has filed a Registration Statement on Form S-1 (SEC File No. 333-259487, together with any amendments or supplements thereto, the “Registration Statement”) registering its common stock for issuance. As required by Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement as a Director Nominee.

May 9, 2022

By:	/s/ Kirk P. Taylor
Name:	Kirk P. Taylor